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E-Filed

Colorado Secretary of State
Date and Time: 08/21/2020 02:10 PM
ID Number: 20181087766

Document number: 20201714786
Amount Paid: $100.00

ABOVE SPACE FOR OFFICE USE ONLY

# Articles of Incorporation for a Profit Corporation

filed pursuant to § 7-102-101 and § 7-102-102 of the Colorado Revised Statutes (C.R.S.)

1. The domestic entity name for the corporation is

Revival AI Inc.

*(Caution: The use of certain terms or abbreviations are restricted by law. Read instructions for more information.)*

2. The principal office address of the corporation's initial principal office is

Street address: 10940 S Parker Rd U872 *(Street number and name)*

Parker *(City)* CO *(State)* 80134 *(ZIP/Postal Code)*

*(Province – if applicable)* United States *(Country)*

Mailing address (leave blank if same as street address)

*(Street number and name or Post Office Box information)*

*(City)* *(State)* *(ZIP/Postal Code)*

*(Province – if applicable)* *(Country)*

3. The registered agent name and registered agent address of the corporation's initial registered agent are

Name (if an individual): Robinson *(Last)* William *(First)* John *(Middle)* III *(Suffix)*

or

(if an entity)

*(Caution: Do not provide both an individual and an entity name.)*

Street address: 10940 S Parker Rd U872 *(Street number and name)*

Parker *(City)* CO *(State)* 80134 *(ZIP/Postal Code)*

Mailing address (leave blank if same as street address)

*(Street number and name or Post Office Box information)*

*(City)* CO *(State)* *(ZIP/Postal Code)*

*(The following statement is adopted by marking the box.)*

☒ The person appointed as registered agent above has consented to being so appointed.

4. The true name and mailing address of the incorporator are

| | | | | |
|---|---|---|---|---|
| Name (if an individual) | | | | |
| | *(Last)* | *(First)* | *(Middle)* | *(Suffix)* |
| or | | | | |
| (if an entity) | Doida Law Group LLC | | | |

*(Caution: Do not provide both an individual and an entity name.)*

| | | | |
|---|---|---|---|
| Mailing address | 8480 E Orchard Rd | | |
| | *(Street number and name or Post Office Box information)* | | |
| | Suite 2000 | | |
| | Greenwood Village | CO | 80111 |
| | *(City)* | *(State)* | *(ZIP/Postal Code)* |
| | | United States . | |
| | *(Province – if applicable)* | *(Country)* | |

*(If the following statement applies, adopt the statement by marking the box and include an attachment.)*

☐ The corporation has one or more additional incorporators and the name and mailing address of each additional incorporator are stated in an attachment.

5. The classes of shares and number of shares of each class that the corporation is authorized to issue are as follows.

○ The corporation is authorized to issue _________ common shares that shall have unlimited voting rights and are entitled to receive the net assets of the corporation upon dissolution.

◉ Information regarding shares as required by section 7-106-101, C.R.S., is included in an attachment.

6. *(If the following statement applies, adopt the statement by marking the box and include an attachment.)*

☒ This document contains additional information as provided by law.

7. *(Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)*

*(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)*
The delayed effective date and, if applicable, time of this document is/are ____________________.
*(mm/dd/yyyy hour:minute am/pm)*

Notice:
Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is named in the document as one who has caused it to be delivered.

8. The true name and mailing address of the individual causing the document to be delivered for filing are

| Matsukage | Fay | | |
|---|---|---|---|
| *(Last)* | *(First)* | *(Middle)* | *(Suffix)* |

8480 E Orchard Rd

*(Street number and name or Post Office Box information)*

Suite 2000

| Greenwood Village | CO | 80111 |
|---|---|---|
| *(City)* | *(State)* | *(ZIP/Postal Code)* |

| | United States . |
|---|---|
| *(Province – if applicable)* | *(Country)* |

*(If the following statement applies, adopt the statement by marking the box and include an attachment.)*

☐ This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user's legal, business or tax advisor(s).

**ATTACHMENT TO ARTICLES OF INCORPORATION**
**OF**
**REVIVAL AI INC.**

Pursuant to §7-102-102 and part 3 of Article 90 of Title 7, Colorado Revised Statutes, these Articles of Incorporation are delivered to the Colorado Secretary of State for filing.

## Article I. General.

**Section 1.01 Name.** The name of the corporation is Revival AI Inc. (the "Corporation").

**Section 1.02 Purpose**. The corporation shall have and may exercise all of the rights, powers, and privileges now or hereafter conferred upon corporations organized under the laws of Colorado. In addition, the corporation may do everything necessary, suitable or proper for the accomplishment of any of its corporate purposes. The corporation may conduct part or all of its business in any part of Colorado, the United States or the world and may hold, purchase, mortgage, lease and convey real and personal property in any of such places.

## Article II. Capital Stock.

**Section 2.01 Authorized Shares**. The total number of shares of all classes of stock that the Corporation has authority to issue is 75,000,000 shares of stock, consisting of (a) 65,000,000 shares of Common Stock of the Corporation, no par value per share (collectively, "***Common Stock***"), which shall consist of two classes: The first class shall be comprised of 40,000,000 shares of Common Stock and shall be designated "***Class A Voting Common Stock***," and the second class shall be comprised of 25,000,000 shares of Common Stock and shall be designated "***Class B Non-Voting Common Stock***," and (b) 10,000,000 shares of Preferred Stock, no par value per share (the "***Preferred Stock***").

**Section 2.02 Common Stock**. The shares of Common Stock shall be entitled to receive the net assets of the Corporation upon dissolution, subject to the rights, powers and preferences of the holders of the Preferred Stock.

(a) Class A Voting Common Stock.

(i) The voting, dividend and liquidation rights of the holders of the Class A Voting Common Stock are subject to and qualified by the rights, powers and preferences of the holders of Class B Non-Voting Common Stock and the Preferred Stock.

(ii) The holders of the Class A Voting Common Stock are entitled to one vote for each share of Class A Voting Common Stock held at all meetings of shareholders (and written actions in lieu of meetings). There shall be no cumulative voting.

(b) Class B Non-Voting Common Stock. Except as otherwise required by law, the Class B Non-Voting Common Stock shall not be entitled to vote on any matters

submitted to the shareholders for a vote.

**Section 2.03** **<u>Preferred Stock</u>**. The Preferred Stock may be issued from time to time in one or more series, each of such series to consist of such number of shares and to have such terms, rights, powers and preferences, and the qualifications and limitations with respect thereto, as stated or expressed in the resolution(s) providing for the issue of such series adopted by the Board of Directors of the Corporation (the "***Board***"), subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board being hereby expressly vested with authority to adopt any such resolution(s).

**Section 2.04** **<u>Informal Actions</u>**. Unless otherwise stated in the Bylaws of the Corporation, any action required or permitted to be taken pursuant to Articles 101 to 117 of the Act may be taken without a meeting if the shareholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted consent to such action in writing.

## Article III. Bylaws.

Subject to any additional vote required by the Articles of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

## Article IV. Board of Directors.

Subject to any additional vote required by the Articles of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

## Article V. Ballots.

Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

## Article VI. Books and Records; Meeting Locations.

Meetings of shareholders may be held within or without the State of Colorado, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Colorado at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

## Article VII. Director Duties

To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that this provision shall not eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for: (i) the

amount of a financial benefit received by a director to which the director is not entitled; (ii) an intentional infliction of harm on the Corporation or the shareholders; (iii) a violation of §7-108-405 of the Act; and (iv) an intentional violation of criminal law. Nothing contained herein will be construed to deprive any director of his right to all defenses ordinarily available to a director nor will anything herein be construed to deprive any director of any right he may have for contribution from any other director or other person.

If the Act or any other law of the State of Colorado is amended after approval by the shareholders of this 0 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act as so amended.

Any repeal or modification of the foregoing provisions of this 0 by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

## Article VIII. Indemnification.

The following indemnification provisions shall apply to the persons enumerated below.

**Section 8.01** **Right to Indemnification of Directors and Officers**. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an "***Indemnified Person***") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "***Proceeding***"), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnified Person in such Proceeding, if the Indemnified Person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and with respect to any criminal action or proceeding had no reasonable cause to believe the person's conduct was unlawful. Notwithstanding the preceding sentence, except as otherwise provided in 0, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors.

**Section 8.02** **Prepayment of Expenses of Directors and Officers**. The Corporation shall pay the expenses (including attorneys' fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to

repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this 0 or otherwise.

**Section 8.03 Claims by Directors and Officers**. If a claim for indemnification or advancement of expenses under this 0 is not paid in full within 30 days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

**Section 8.04 Indemnification of Employees and Agents**. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person in connection with such Proceeding, if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and with respect to any criminal action or proceeding had no reasonable cause to believe the person's conduct was unlawful. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board of Directors in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board of Directors.

**Section 8.05 Advancement of Expenses of Employees and Agents**. The Corporation may pay the expenses (including attorneys' fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors.

**Section 8.06 Non-Exclusivity of Rights**. The rights conferred on any person by this 0 shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of these Articles of Incorporation, the Bylaws of the Corporation, agreement, vote of shareholders or disinterested directors or otherwise.

**Section 8.07 Other Indemnification**. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

**Section 8.08** **Insurance**. The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation's expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this 0; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this 0.

**Section 8.09** **Amendment or Repeal**. Any repeal or modification of the foregoing provisions of this 0 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person's heirs, executors and administrators.

## Article IX. Registered Office

The street address of the initial registered office of the Corporation is 10940 S. Parker Road, #872, Parker, Colorado 80134. The name of the initial registered agent of the Corporation at such address is William John Robinson III.

## Article X. Principal Office

The address of the initial principal office of the Corporation is 10940 S. Parker Road, #872, Parker, Colorado 80134.

[End of the Articles of Incorporation]